UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 15, 2008
(Date of earliest event reported: January 7, 2005)

Interact Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-70932	65-1102865
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

550 Greens Parkway, Suite 230, Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)

(619) 342-7449
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Agreement

On January 7, 2008, the Company entered into an Unwinding and Settlement Agreement (the “Settlement Agreement”) with UTSI International Corporation (“UTSI”). The Company and UTSI were parties to an agreement and plan of merger dated May 5, 2006 (the “Merger Agreement”). Several of the post-closing conditions of the Merger Agreement were not satisfied and both parties have deemed it in their best interests to unwind the Merger Agreement. The Settlement Agreement provides that the Company will return the shares of UTSI to the shareholders of UTSI and that UTSI will return the shares of the Company’s preferred stock held by the UTSI shareholders. The transaction restores UTSI to its status as a completely independent company and relieves the Company of the liabilities represented by the eventual conversion value of the preferred stock. On the effective date, neither party will have any obligation to the other and the parties agreed to mutually release each other from any liability, including the Company’s liability to David L. Rossmann and Daniel W. Nagala. As part of the Agreement, Mr. Nagala resigned from the Company’s Board of Directors.

Item 5.02 Departure of Director

As part of the Settlement Agreement discussed under Item 1.01, Daniel W. Nagala resigned as a director and officer of the Company. Mr. Nagala did not assert any disagreements with the policies and practices of the Company.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits
The following document is included as an exhibit to the Form 8-K.

Exhibit
Number      Description

10.1      Unwinding and Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2008

Interact Holdings Group, Inc.

By: /s/ Jeffrey Flannery

Jeffrey Flannery
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number      Description

10.1          Unwinding and Settlement Agreement